EXHIBIT 2.3
CERTIFICATE OF MERGER
of
MILAGRO DEVELOPMENT GP, LLC
(a Delaware limited liability company)

and
MILAGRO DEVELOPMENT I, LP
(a Delaware limited partnership)
with and into
MILAGRO PRODUCING, LLC
(a Delaware limited liability company)
     MILAGRO PRODUCING, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST: That the respective names and jurisdictions of formation of each of the business entities which are parties to the merger (the “Constituent Entities”), are as follows:

Name	State of Formation

Milagro Development GP, LLC	Delaware

Milagro Development I, LP	Delaware

Milagro Producing, LLC	Delaware
SECOND: That a certain Agreement and Plan of Merger dated effective as of November 30, 2007 (the “Merger Agreement”), by and among the Constituent Entities and the other parties thereto has been approved and executed by each of the Constituent Entities in accordance with the requirements of Section 18-209(c) of the Limited Liability Company Act, and Section 17-211(c) of the Revised Uniform Limited Partnership Act, of the State of Delaware.
THIRD: That the surviving company shall be Milagro Producing, LLC (the “Surviving Company”).
FOURTH: That the Certificate of Formation of Milagro Producing, LLC shall be the Certificate of Formation of the Surviving Company. The name of the Surviving Company shall be:
Milagro Producing, LLC

FIFTH: That the Merger Agreement is on file at the principal place of business of the Surviving Company at 1401 McKinney, Suite 925, Houston, TX 77010.
SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Company, on request and without cost, to any member or partner of the Constituent Entities or any person or entity holding an interest in either of the Constituent Entities.
SEVENTH: That this Certificate of Merger shall be effective upon filing with the Secretary of State of the State of Delaware.
Dated: November 30, 2007.

MILAGRO PRODUCING, LLC By: Milagro Mezz, LLC, its sole member By: Milagro Holdings, LLC, its sole member
/s/ Richard W. Piacenti
Richard W. Piacenti, Executive Vice President, Chief
Financial Officer and Secretary

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